UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 27, 2012

CHILE MINING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53132	26-1516355
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jorge Canning 1410
Ñuñoa, Santiago
Republic of Chile
(Address of principal executive offices)

(56) (02) 813 1087
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Chile Mining Technologies Inc. (the “Company”) has determined that it has not met the financial performance targets for the fiscal year ended March 31, 2012, as agreed to with investors in the Company’s May 12, 2010 private placement. Accordingly, the make good common stock purchase warrants issued in connection with the May 12, 2010 private placement have vested in full and may be exercised for shares of the Company’s common stock. Investors who wish to exercise the their make good common stock purchase warrants should either follow the procedure set forth in their warrant certificate, or they may deliver their original warrant certificate together with the executed exercise notice to the Company’s outside legal counsel by mail at: Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street N.W., Washington, DC 20007, Attention: Brian J. Buck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2012	CHILE MINING TECHNOLOGIES INC.

By: /s/ Jorge Osvaldo Orellana Orellana
Jorge Osvaldo Orellana Orellana
Chief Executive Officer